Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-3 Nos. 333-142064, 333-118691 and 333-123903) of CRA International, Inc.;
(2)Registration Statements (Form S-8 Nos. 333-228783, 333-221263, 333-184916, 333-170142 and 333-133450) pertaining to the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan;
(3)Registration Statement (Form S-8 No. 333-164621) pertaining to the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan and the 2009 Nonqualified Inducement Stock Option Plan; and
(4)Registration Statement (Form S-8 No. 333-63453) pertaining to the Charles River Associates Incorporated 1998 Employee Stock Purchase Plan;

of our report dated February 27, 2020, with respect to the consolidated financial statements of CRA International, Inc. included in this Annual Report (Form 10-K) of CRA International, Inc. for the year ended January 1, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 3, 2022